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EXHIBIT 99.1

HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATINGS

                                                                  Standard             Moody's
                                                                  & Poor's           Investors
                                                               Corporation             Service         Fitch, Inc.
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At March 31, 2002
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
Household Finance Corporation
     Senior debt                                                         A                  A2                   A
     Senior subordinated debt                                           A-                  A3                  A-
     Commercial paper                                                  A-1                 P-1                 F-1

Household Bank (Nevada), N.A./(1)/
     Senior debt                                                         A                  A2                   A
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

/(1)/ On July 1, 2002, Household Bank (Nevada), N.A. was merged with and into
      Household Bank (SB), N.A.